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Exhibit 5.1

June 25, 2002

Tenet Healthcare Corporation
3820 State Street
Santa Barbara, California 93105

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Tenet Healthcare Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of $400,000,000 principal amount of 5% Senior Notes due 2007 (the "Securities") of the Company.

        In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

        (i) the Company's registration statement on Form S-3, filed on December 6, 2001 (the "Registration Statement"), relating to the Securities,

        (ii) the Company's prospectus supplement as filed pursuant to Rule 424(b)(5) on June 20, 2002 (the "Prospectus Supplement"), relating to the Securities,

        (iii) an executed copy of the Indenture, dated as of November 6, 2001 (the "Indenture"), between the Company and The Bank of New York, as trustee,

        (iv) an executed copy of the Fifth Supplemental Indenture, dated as of June 20, 2002 (the "Supplemental Indenture"), between the Company and The Bank of New York, as trustee,

        (v) the Restated Articles of Incorporation, as amended, of the Company, as presently in effect (the "Articles"),

        (vi) the Restated Bylaws of the Company, as presently in effect (the "Bylaws"), and

        (vii) certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and related matters.

        We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the practice of law in the State of Nevada and we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Nevada to the extent specifically referred to herein and the Federal laws of the United States and the laws of the State of New York to the extent described in the second full paragraph below.

        Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1. the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada;

        2. the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company; and

        3. when the Securities have been issued and sold as contemplated in the Registration Statement and the Prospectus Supplement, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The opinions herein are limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated. We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter, or as a result of changes in any of the statutory or decisional law after the date of this opinion letter. This opinion is limited to the effect of the Federal laws of the United States and the laws of the States of Nevada and New York. With respect to all matters of Federal and New York laws, we have relied upon the opinion, dated the date hereof, of Sullivan & Cromwell, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell.

        This opinion is being delivered to you for your use only in connection with the filing of a Form 8-K incorporated by reference in the Registration Statement and may not be relied upon by any person other than you and the law firm of Sullivan & Cromwell in connection with the opinion to be submitted by such firm. This opinion may not be quoted or used in whole or in part for any other purpose and it, and any copies, abstracted or portions thereof, may not be delivered to any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to a Form 8-K incorporated by reference in the Registration Statement and to the references to us under the headings "Validity of the Securities" in the Prospectus Supplement and the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
WOODBURN and WEDGE
By:	/s/ KIRK S. SCHUMACHER Kirk S. Schumacher, Esq.

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  Exhibit 5.1